EXHIBIT 4.2

--------------------------------------------------------------------------------



                              [__________________],
                               as Master Servicer,





                       PARK PLACE SECURITIES TRUST 200_-_,
                                    as Issuer


                                       and


                       [_______________________________],
                              as Indenture Trustee,


                     --------------------------------------


                               SERVICING AGREEMENT

                           Dated as of [_____________]


                     --------------------------------------




                                 Mortgage Loans


                       Park Place Securities Trust 200_-_



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.      Definitions
Section 1.02.      Other Definitional Provisions
Section 1.03.      Interest Calculations

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.01.      Representations and Warranties Regarding the Master Servicer
Section 2.02.      Existence
Section 2.03.      Enforcement of Representations and Warranties

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.      Master Servicer to Act as Master Servicer
Section 3.02.      Sub-Servicing Agreements Between Master Servicer and
                        Sub-Servicers
Section 3.03.      Successor Sub-Servicers
Section 3.04.      Liability of the Master Servicer
Section 3.05.      No Contractual Relationship Between Sub-Servicers, the
                        Indenture Trustee or the Noteholders
Section 3.06.      Assumption or Termination of Sub-Servicing Agreements by the
                        Indenture Trustee
Section 3.07.      Collection of Certain Mortgage Loan Payments
Section 3.08.      Sub-Servicing Accounts
Section 3.09.      Collection of Taxes, Assessments and Similar Items; Servicing
                        Accounts
Section 3.10.      Collection Account and Payment Account
Section 3.11.      Withdrawals from the Collection Account and Payment Account
Section 3.12.      Investment of Funds in the Collection Account and the Payment
                        Account
Section 3.13.      [Reserved]
Section 3.14.      Maintenance of Hazard Insurance and Errors and Omissions and
                        Fidelity Coverage
Section 3.15.      Enforcement of Due-On-Sale Clauses; Assumption Agreements
Section 3.16.      Realization Upon Defaulted Mortgage Loans
Section 3.17.      Trustee to Cooperate; Release of Mortgage Files
Section 3.18.      Servicing Compensation
Section 3.19.      Reports to the Indenture Trustee and Others; Collection
                        Account Statements
Section 3.20.      Statement as to Compliance
Section 3.21.      Assessments of Compliance and Attestation Reports
Section 3.22.      Access to Certain Documentation
Section 3.23.      Title, Management and Disposition of REO Property
Section 3.24.      Obligations of the Master Servicer in Respect of Prepayment
                        Interest Shortfalls
Section 3.25.      Obligations of the Master Servicer in Respect of Mortgage
                        Rates and Monthly Payments
Section 3.26.      Advance Facility

                                   ARTICLE IV

                              SERVICING CERTIFICATE

Section 4.01.      Remittance Reports and P&I Advances
Section 4.02.      Exchange Act Reporting

                                    ARTICLE V

                               THE MASTER SERVICER

Section 5.01.      Liability of the Master Servicer
Section 5.02.      Merger or Consolidation of or Assumption of the Obligations
                        of the Master Servicer
Section 5.03.      Limitation on Liability of the Master Servicer and Others
Section 5.04.      Master Servicer Not to Resign
Section 5.05.      Delegation of Duties
Section 5.06.      Rights of the Issuer in Respect of the Master Servicer
Section 5.07.      Indemnification

                                   ARTICLE VI

                                     DEFAULT

Section 6.01.      Master Servicer Events of Default
Section 6.02.      Indenture Trustee to Act; Appointment of Successor
Section 6.03.      Notification to Noteholders
Section 6.04.      Waiver of Master Servicer Events of Default

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.01.      Amendment
Section 7.02.      GOVERNING LAW
Section 7.03.      Notices
Section 7.04.      Severability of Provisions
Section 7.05.      Third-Party Beneficiaries
Section 7.06.      Counterparts
Section 7.07.      Effect of Headings and Table of Contents
Section 7.08.      Termination
Section 7.09.      No Petition
Section 7.10.      No Recourse
Section 7.11.      Indenture Trustee Rights
Section 7.12.      Compliance

                                  ARTICLE VIII

                 DUTIES OF THE MASTER SERVICER AS ADMINISTRATOR

Section 8.01.      Administrative Duties
Section 8.02.      Records
Section 8.03.      Additional Information to be Furnished
Section 8.04.      No Recourse to Owner Trustee


EXHIBITS

Exhibit A          Mortgage Loan Schedule
Exhibit B          Form of Request for Release
Exhibit C-1        Form of Certification to Be Provided by the Depositor with
                        Form 10-K
Exhibit C-2        Form of Certification to Be Provided to the Depositor by the
                        Indenture Trustee
Exhibit D          Form of Officer's Certificate Regarding Annual Statement of
                        Compliance

         This Servicing Agreement, dated as of [_____________], among [_________________________], as Master Servicer (the "Master Servicer" ), Park Place Securities Trust 200_-_, as Issuer (the "Issuer") and
[_________________________], as Indenture Trustee (the "Indenture Trustee").


                      W I T N E S S E T H    T H A T :

         WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, Park Place Securities, Inc. (the "Depositor") will acquire the Mortgage Loans;

         WHEREAS, the Depositor will create Park Place Securities Trust 200_-_, a Delaware statutory trust, and will transfer the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Issuer;

         WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement dated as of [_____________] (the "Trust Agreement") among the Depositor, as depositor, [__________], as owner trustee (the "Owner Trustee") and [_________________________], as certificate registrar and certificate paying agent, the Depositor will convey the Mortgage Loans to the Issuer in exchange for the Certificates (as defined below);

         WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Trust Certificates, Series 200_-_ (the "Certificates");

         WHEREAS, pursuant to the terms of an Indenture dated as of [_____________] (the "Indenture") between the Issuer and
[_________________________] (the "Indenture Trustee"), the Issuer will pledge the Mortgage Loans and issue and transfer to or at the direction of the Purchaser the Asset-Backed Notes, Series 200_-_, Class A- [____], Class M-[__] Notes (collectively, the "Notes"); and

         WHEREAS, pursuant to the terms of this Servicing Agreement, the Master Servicer will service the Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A directly or through one or more Sub-Servicers;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. DEFINITIONS. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02. OTHER DEFINITIONAL PROVISIONS.

         (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         Section 1.03. INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of the Stated Principal Balance of a Mortgage Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months, notwithstanding the terms of the related Mortgage Note and Mortgage.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01. REPRESENTATIONS AND WARRANTIES REGARDING THE MASTER SERVICER. The Master Servicer hereby represents, warrants and covenants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, and the Noteholders that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Servicing Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Servicing Agreement;

                  (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Servicing Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Servicing Agreement, has duly executed and delivered this Servicing Agreement, and this Servicing Agreement, assuming due authorization, execution and delivery by the Depositor and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Servicing Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is a HUD approved servicer. No event has occurred, including but not limited to a change in insurance coverage, that would make the Master Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

                  (v) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Servicing Agreement;

                  (vi) [Reserved];

                  (vii) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Servicing Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (viii) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Servicing Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Servicing Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Servicing Agreement;

                  (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Servicing Agreement or the consummation by it of the transactions contemplated by this Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (x) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in
         Section 3.01; and

                  (xi) The Master Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

         The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.01 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Indenture Trustee, the Depositor and the Noteholders. Upon discovery by any of the Depositor, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Noteholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Indenture Trustee. Subject to Section 6.01, unless such breach shall not be susceptible of cure within 90 days, the obligation of the Master Servicer set forth in this Section 2.01 to cure breaches shall constitute the sole remedy against the Master Servicer available to the Noteholders, the Depositor and the Indenture Trustee on behalf of the Noteholders respecting a breach of the representations, warranties and covenants contained in this Section 2.01. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer set forth in Section 2.01(x) above, which breach materially and adversely affects the interests of the Holders of the Certificates in any Prepayment Charge, the Master Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the holders of the Notes, by depositing such amount into the Collection Account.

         Section 2.02. EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement.

         Section 2.03. ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. (a) The Master Servicer (to the extent it is not [_________] or an Affiliate of [_________], and otherwise the Indenture Trustee) shall enforce the representations and warranties and related obligations for breaches thereof of [_________] pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by [_________] of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially and adversely affects the value of the value of such Mortgage Loan or the interests therein of the Noteholders, the Indenture Trustee shall give prompt written notice to [_________] and the Master Servicer of such defect, missing document or breach and request that [_________] deliver such missing document or cure such defect or breach within 60 days from the date [_________] was notified of such missing document, defect or breach, and if [_________] does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer, to the extent it is not [_________] or an Affiliate of [_________], and otherwise the Indenture Trustee, shall enforce the obligations of [_________] under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from the Issuer at the Purchase Price within 90 days after the date on which [_________] was notified of such missing document, defect or breach, if and to the extent that [_________] is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Master Servicer for deposit in the Collection Account and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to [_________] the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as [_________] shall furnish to it and as shall be necessary to vest in [_________] any Mortgage Loan released pursuant hereto. The Indenture Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, [_________] may cause such Mortgage Loan to be removed from the Trust Estate (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b); provided, however, [_________] may not substitute a Qualified Substitute Mortgage Loan for any Deleted Mortgage Loan that violates any predatory or abusive lending law. It is understood and agreed that the obligation of [_________] to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Indenture Trustee and the Noteholders. The Indenture Trustee will be reimbursed for reasonable expenses incurred in connection with any breach or defect giving rise to the purchase obligation under this Section
2.03 pursuant to Section 3.11(a)(viii).

         With respect to the representations and warranties made by [_________] in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall not be charged with knowledge of any breach of any such representation or warranty by [_________] unless a Responsible Officer of the Indenture Trustee at the Corporate Trust Office obtains actual knowledge of such breach or a Responsible Officer of the Indenture Trustee receives written notice of such breach from the Depositor, the Master Servicer or the Noteholders.

         (b) As to any Deleted Mortgage Loan for which [_________] substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by [_________] delivering to the Indenture Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Indenture Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.1(b) of the Mortgage Loan Purchase Agreement, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Indenture Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached as Exhibit C-1 to the Indenture, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Indenture Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit C-2 to the Indenture with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Estate and will be retained by [_________]. For the month of substitution, payments to Noteholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and [_________] shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall give or cause to be given written notice to the Noteholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Servicing Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee and the Owner Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Servicing Agreement and the Mortgage Loan Purchase Agreement, including, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement.

         For any month in which [_________] substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, [_________] will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Indenture Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to [_________] the related Mortgage File or Files and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, [_________] shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                                  ARTICLE III

                  ADMINISTRATION ANDSERVICING OF MORTGAGE LOANS

         Section 3.01. MASTER SERVICER TO ACT AS MASTER SERVICER.

         The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trust Estate and in the best interests of and for the benefit of the Noteholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Servicing Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Note by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make P&I Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, the Master Servicer (a) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) either (A) such waiver would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related mortgagor has stated to the Master Servicer or an applicable Sub-Servicer an intention to refinance the related Mortgage Loan and (y) the Master Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such mortgagor to refinance with the Master Servicer or (iii) collection of the related Prepayment Charge would violate applicable law. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)(B) or (iii) above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Notes, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account.

         Subject only to the above-described servicing standards and the terms of this Servicing Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Indenture Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Trust Estate, the Issuer, the Noteholders and the Indenture Trustee or any of them, and upon written notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Indenture Trustee and Noteholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Servicing Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Issuer and the Indenture Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Issuer and the Indenture Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating payments to Noteholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         Notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable).

         The Master Servicer may delegate its responsibilities under this Servicing Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Servicing Agreement.

         Section 3.02. SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND
                       SUB-SERVICERS.

         (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Notes. The Indenture Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that, based on an Officers' Certificate of the Master Servicer delivered to the Indenture Trustee (upon which the Indenture Trustee can conclusively rely), meets the requirements applicable to Sub-Servicing Agreements set forth in this Servicing Agreement and that is otherwise permitted under this Servicing Agreement.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Servicing Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Servicing Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Servicing Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders without the consent of the Holders of Notes entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Notes entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Servicing Agreement. Any variation without the consent of the Holders of Notes entitled to at least [__]% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Servicing Agreement and therefore prohibited. The Master Servicer shall deliver to the Indenture Trustee, upon its request, copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Indenture Trustee and the Noteholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Sub-Servicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of enforcing the obligations of a Sub-Servicer at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         Section 3.03. SUCCESSOR SUB-SERVICERS.

         The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee (if the Indenture Trustee is acting as Master Servicer) without fee, in accordance with the terms of this Servicing Agreement, in the event that the Master Servicer (or the Indenture Trustee, if it is then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

         Section 3.04. LIABILITY OF THE MASTER SERVICER.

         Notwithstanding any Sub-Servicing Agreement or the provisions of this Servicing Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Indenture Trustee and the Noteholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICERS, THE
                       INDENTURE TRUSTEE OR THE NOTEHOLDERS.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Servicing Agreement is sufficient to pay such fees.

         Section 3.06. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY
                       THE INDENTURE TRUSTEE.

         In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Indenture Trustee, its designee or other successor master servicer shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Indenture Trustee, such designee or other successor master servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Indenture Trustee, its designee or the successor master servicer appointed pursuant to
Section 6.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Indenture Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

         The Master Servicer at its expense shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         The Servicing Fee payable to the Indenture Trustee or other successor master servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Servicing Agreement.

         Section 3.07. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause
(ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to
Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off"), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

         Section 3.08. SUB-SERVICING ACCOUNTS.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Servicing Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Servicing Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

         Section 3.09. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS;
                       SERVICING ACCOUNTS.

         The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Servicing Agreement. Withdrawals of amounts from a Servicing Account may be made only to
(i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Servicing Agreement in accordance with Section 7.08. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

         Section 3.10. COLLECTION ACCOUNT AND PAYMENT ACCOUNT.

         (a) On behalf of the Trust Estate, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Owner Trustee, the Indenture Trustee and the Noteholders. On behalf of the Trust, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds, Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with the redemption of the Notes pursuant to
         Section 8.07 of the Indenture) and Subsequent Recoveries;

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 3.1 of the Mortgage Loan Purchase Agreement or Section 3.16;

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03(b) hereof; and

                  (viii) all Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans.

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, modification or assumption fees, or insufficient funds charges need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Estate, the Master Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Payment Account by 1:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Payment Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Payment Account) for the related Payment Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.26 and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $[_________] following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $[_______] as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, by 1:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Owner Trustee, the Indenture Trustee, the Originator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

         (c) Funds in the Collection Account and the Payment Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Master Servicer shall give notice to the Indenture Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Indenture Trustee shall give notice to the Master Servicer and the Depositor of the location of the Payment Account when established and prior to any change thereof.

         (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Indenture Trustee for deposit in an account (which may be the Payment Account and must satisfy the standards for the Payment Account as set forth in the definition thereof) and for all purposes of this Servicing Agreement shall be deemed to be a part of the Collection Account (and in such event, the Master Servicer shall provide the Indenture Trustee with written instructions regarding the investment of such funds); provided, however, that the Indenture Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account any amount not required to be deposited therein, it may at any time request in writing that the Indenture Trustee withdraw such amount from the Payment Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Indenture Trustee from time to time for deposit, and the Indenture Trustee shall so deposit, in the Payment
Account:

                  (i) any P&I Advances, as required pursuant to Section 4.01;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property; and

                  (iii) any amounts required to be deposited pursuant to Section
         3.24 in connection with any Prepayment Interest Shortfall.

         (e) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account (and the Payment Account to the extent that funds therein are deemed to be part of the Collection Account).

         Section 3.11. WITHDRAWALS FROM THE COLLECTION ACCOUNT AND PAYMENT
                       ACCOUNT.

         (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.01:

                  (i) to remit to the Indenture Trustee for deposit in the Payment Account the amounts required to be so remitted pursuant to
         Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

                  (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer, as applicable, (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received with respect to such Mortgage Loan and (c) any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Master Servicer, the Depositor, the Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 3.1 of the Mortgage Loan Purchase Agreement or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Master Servicer for any P&I Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance in accordance with the provisions of Section 4.01;

                  (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 3.02(b) and Section 5.03;

                  (viii) to reimburse the Master Servicer or Indenture Trustee for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 3.1 of the Mortgage Loan Purchase Agreement and Section 2.03 hereof, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                  (x) to clear and terminate the Collection Account pursuant to
         Section 7.08.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Indenture Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and
(vii) above; provided that an Officers' Certificate in the form described under
Section 4.01(d) shall suffice for such written notification to the Indenture Trustee in respect of clause (vi) hereof.

         (b) The Indenture Trustee shall, from time to time, make withdrawals from the Payment Account, for any of the following purposes, without priority:

                  (i) to make payments to Noteholders in accordance with Section 4.01;

                  (ii) to pay and reimburse itself and the Owner Trustee amounts to which it or the Owner Trustee is entitled pursuant to Section 6.07 of the Indenture;

                  (iii) to reimburse itself pursuant to Section 6.02;

                  (iv) to pay to an Advancing Person reimbursements for P&I Advances and/or Servicing Advances pursuant to Section 3.26; and

                  (v) to clear and terminate the Payment Account pursuant to
         Section 4.10 of the Indenture.

         Section 3.12. INVESTMENT OF FUNDS IN THE COLLECTION ACCOUNT AND THE
                       PAYMENT ACCOUNT.

         (a) The Master Servicer may direct any depository institution maintaining the Collection Account or any REO Account (for purposes of this Section 3.12, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if the Indenture Trustee is the obligor thereon. Amounts in the Payment Account shall be held uninvested unless directed otherwise pursuant to Section 3.10(d) of the Servicing Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Indenture Trustee for the benefit of the Noteholders. The Indenture Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account and Payment Account, solely to the extent that the Master Servicer gives the Indenture Trustee investment directions with respect to the funds in the Payment Account pursuant to Section 3.10(d), and any REO Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (c) Except as otherwise expressly provided in this Servicing Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment (of which a Responsible Officer of the Indenture Trustee obtains actual knowledge), the Indenture Trustee may and, subject to Section
6.01 of the Indenture, upon the request of the Holders of Notes representing more than [__]% of the Voting Rights allocated to any Class of Notes, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (d) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee pursuant to Section 3.11 or 3.12.

         Section 3.13. [RESERVED].

         Section 3.14. MAINTENANCE OF HAZARD INSURANCE AND ERRORS AND OMISSIONS
                       AND FIDELITY COVERAGE.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Servicing Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating payments to Noteholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee and Noteholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) The Master Servicer shall keep in force during the term of this Servicing Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Servicing Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days prior written notice to the Indenture Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         Section 3.15. ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION
                       AGREEMENTS.

         The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Estate and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Originator and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply the Originator's underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Indenture Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Indenture Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Servicing Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.16. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

         (a) The Master Servicer shall exercise its discretion, consistent with customary servicing procedures and the terms of this Servicing Agreement, with respect to the enforcement and servicing of defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the modification of such Mortgage Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.

         In furtherance of the foregoing, the Master Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Servicing Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Issuer either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Indenture Trustee, the Trust Estate or the Noteholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Estate to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Estate to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Estate to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate; provided that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.01(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         (c) The Master Servicer may at its option, on behalf of the Issuer, purchase from the Issuer any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

         (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or
(a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Payment Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

         (e) The Holder of the Certificates will have the option to purchase, at any one time, [__]% (and in any case, at least [__] Mortgage Loans) of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans as of such date, at a purchase price equal to the greater of (A) the aggregate Purchase Price of such Mortgage Loans and (B) the aggregate fair market value of such Mortgage Loans. The Mortgage Loans that may be purchased by the Holder of the Trust Certificates pursuant to this paragraph will be selected by the Master Servicer in its sole discretion. If at any time the Holder of the Certificates exercises such option, it shall immediately notify or cause to be notified the Indenture Trustee by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Mortgage Files to the Holder of the Trust Certificates.

         Section 3.17. TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify or cause to be notified the Indenture Trustee by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section
3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release and deliver the related Mortgage File to the Master Servicer (at the expense of the Master Servicer and at no cost to the Indenture Trustee or the Trust Estate). No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Payment Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Indenture Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Indenture Trustee of a Request for Release in the form of Exhibit B, release the related Mortgage File to the Master Servicer, and the Indenture Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Indenture Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered, or caused to be delivered, to the Indenture Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Indenture Trustee, the Master Servicer shall provide notice to the Indenture Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Indenture Trustee to the Master Servicer or its designee.

         (c) Upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.18. SERVICING COMPENSATION.

         As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Sections 3.26, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Servicing Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under
Section 3.02.

         Additional servicing compensation in the form of assumption or modification fees, late payment charges, insufficient funds charges or otherwise (subject to Section 3.24 and other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and
Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the expenses of the Indenture Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.19. REPORTS TO THE INDENTURE TRUSTEE AND OTHERS; COLLECTION
                       ACCOUNT STATEMENTS.

         Not later than twenty days after each Payment Date, the Master Servicer shall forward to the Indenture Trustee (upon the Indenture Trustee's request) and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Indenture Trustee.

         In addition, on each Payment Date, the Master Servicer shall forward to the Rating Agencies and the Indenture Trustee a report setting forth the percentage of Mortgage Loans that are 30 or more days delinquent, in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy.

         Section 3.20. STATEMENT AS TO COMPLIANCE.

         The Master Servicer will deliver to the Indenture Trustee, the NIMS Insurer and the Depositor not later than March 15th, commencing in 2007, an Officers' Certificate (an "Annual Statement of Compliance") substantially in the form of Exhibit [__] attached hereto stating, as to each signatory thereof, that
(i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such calendar year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Copies of any such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Indenture Trustee. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans serviced by it to a Sub-Servicer, the Master Servicer shall deliver an officer's certificate of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Master Servicer.

         If the Master Servicer cannot deliver the Annual Statement of Compliance by March 15th of such year, the Indenture Trustee, at its sole option, may permit a cure period for the related Servicer to deliver such Annual Statement of Compliance, but in no event later than March 30th of such year.

         Failure of the Master Servicer to timely comply with this Section 3.20 shall be deemed an Master Servicer Event of Termination, automatically, without notice and without any cure period, and the Indenture Trustee may, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         Section 3.21. ASSESSMENTS OF COMPLIANCE AND ATTESTATION REPORTS.

         On and after January 1, 2006, each of the Master Servicer and the Indenture Trustee shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit [__]). Each of the Master Servicer and the Indenture Trustee shall deliver to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) on or before March 15th of each calendar year beginning in 2007, a report (an "Assessment of Compliance") reasonably satisfactory to the Depositor regarding the Master Servicer's and Indenture Trustee's assessment of compliance with the applicable Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Master Servicer or the Indenture Trustee that contains the following: (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Master Servicer or the Indenture Trustee;

         (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Master Servicer or the Indenture Trustee;

         (c) An assessment by such officer of the Master Servicer's or Indenture Trustee's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer or the Indenture Trustee, as applicable, that are backed by the same asset type as the Mortgage Loans;

         (d) A statement that a registered public accounting firm has issued an attestation report on the Master Servicer's or Indenture Trustee's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Master Servicer or Indenture Trustee, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer or Indenture Trustee, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit [___] hereto delivered to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) concurrently with the execution of this Agreement.

         On or before March 15th of each calendar year beginning in 2007, each of the Master Servicer and the Indenture Trustee shall furnish to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Master Servicer or the Indenture Trustee, as applicable, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         Each of the Master Servicer and the Indenture Trustee shall cause any servicer, and each subcontractor determined by the Master Servicer or the Trustee, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) an assessment of compliance and accountants' attestation.

         If the Master Servicer or the Indenture Trustee cannot deliver the related Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Master Servicer or the Indenture Trustee, as applicable, to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 30th of such year.

         Failure of the Master Servicer to timely comply with this Section 3.21 shall be deemed a Master Servicer Event of Termination, automatically, without notice and without any cure period, and the Indenture Trustee may, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         Section 3.22. ACCESS TO CERTAIN DOCUMENTATION.

         The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Noteholder or Note Owner, access to the documentation in the Master Servicer's possession regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. Payments on the Mortgage Loans, including any Principal Prepayments in full, made in accordance with the related Mortgage File will be entered into the Master Servicer's set of records no more than two Business Days after receipt, and allocated to principal or interest as specified in the related Mortgage File. In addition, access to the documentation in the Master Servicer's possession regarding the Mortgage Loans will be provided to any Noteholder or Note Owner, the Indenture Trustee, the Owner Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Note; provided, however, that providing access to such Person will not violate any applicable laws, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

         Section 3.23. TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Indenture Trustee, or its nominee, in trust for the benefit of the Noteholders. The Master Servicer, on behalf of the Issuer, shall either sell any REO Property prior to the end of the third taxable year after the Issuer acquires ownership of such REO Property for purposes of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of the Code.

         (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties, an account held in trust for the Indenture Trustee for the benefit of the Noteholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Master Servicer shall have the sole discretion to determine whether an immediate sale of an REO Property or continued management of such REO Property is in the best interests of the Noteholders. In furtherance of the foregoing, the Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Servicing Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Noteholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

         Notwithstanding the foregoing, neither the Master Servicer nor the Indenture Trustee shall:

                  (i) authorize the Issuer to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Issuer;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Indenture Trustee to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of the Code at any time that it is held by the Issuer, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

         The Master Servicer may contract with any Independent for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent contractor;

                  (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Indenture Trustee on behalf of the Noteholders with respect to the operation and management of any such REO Property; and

                  (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Master Servicer shall be entitled to enter into any agreement with any Independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent contractor, and nothing in this Servicing Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

         (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Payment Account in accordance with
Section 3.10(d)(ii), for payment on the related Payment Date in accordance with
Section 3.05 of the Indenture, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

         (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its Accepted Servicing Practices.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Payment Account in accordance with
Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for payment on the related Payment Date in accordance with Section 3.05 of the Indenture. Any REO Disposition shall be for cash only.

         Section 3.24. OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF
                       PREPAYMENT INTEREST SHORTFALLS.

         The Master Servicer shall deliver to the Indenture Trustee for deposit into the Payment Account by 1:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the aggregate Servicing Fee for the related Prepayment Period. Any amounts paid by the Master Servicer pursuant to this
Section 3.24 shall not be reimbursed by the Trust Estate.

         Section 3.25. OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF MORTGAGE
                       RATES AND MONTHLY PAYMENTS.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Servicing Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Estate, the Indenture Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Servicing Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

         Section 3.26. ADVANCE FACILITY.

         (a) Either (i) the Master Servicer or (ii) the Indenture Trustee, on behalf of the Trust Estate, with the consent of the Master Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund P&I Advances and/or Servicing Advances to the Trust Estate under this Servicing Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such P&I Advances and/or Servicing Advances. If the Master Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Indenture Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Indenture Trustee enters into such an Advance Facility pursuant to this Section 3.26, the Master Servicer shall also be a party to such Advance Facility. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and the Master Servicer provides the Indenture Trustee with an Officers' Certificate that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Servicing Agreement for such amount to the extent provided in
Section 3.26(b). Such Officers' Certificate must specify the amount of the reimbursement, the Section of this Servicing Agreement that permits the applicable P&I Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Indenture Trustee, rather than the Master Servicer or proof of an Event of Default under the Advance Facility. The Indenture Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of the Master Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Servicing Agreement.

         (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii),
Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Estate, but instead the Master Servicer shall remit such amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person. The Indenture Trustee is hereby authorized to pay to the Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Payment Account to the same extent the Master Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Master Servicer itself funded such P&I Advance or Servicing Advance. The Indenture Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

         (c) All P&I Advances and Servicing Advances made pursuant to the terms of this Servicing Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

         (d) Any amendment to this Section 3.26 or to any other provision of this Servicing Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor Master Servicer, may be entered into by the Indenture Trustee and the Master Servicer without the consent of any Noteholder, notwithstanding anything to the contrary in this Servicing Agreement.

                                   ARTICLE IV

                              SERVICING CERTIFICATE

         Section 4.01. REMITTANCE REPORTS AND P&I ADVANCES. (a) On the Business Day following each Determination Date, the Master Servicer shall deliver to the Indenture Trustee by telecopy (or by such other means as the Master Servicer or the Indenture Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Payment Date. On the same date, the Master Servicer shall electronically transmit (in a format acceptable to the Indenture Trustee), a data file containing the information set forth in such Remittance Report with respect to the related Payment Date or if electronic transmission is not available, the Master Servicer shall forward to the Indenture Trustee by overnight mail a computer readable magnetic tape. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Master Servicer in respect of the related Payment Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Payment Date and (ii) such other information with respect to the Mortgage Loans as the Indenture Trustee may reasonably require to perform the calculations necessary to make the payments contemplated by Section 3.05 of the Indenture and to prepare the statements to Noteholders contemplated by Section 3.26 of the Indenture. The Indenture Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

         (b) The amount of P&I Advances to be made by the Master Servicer for any Payment Date shall equal, subject to Section 4.01(d), the sum of, (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Payment Account pursuant to Section 3.23 for payment on such Payment Date; provided, however, that the Master Servicer shall not be required to make P&I Advances with respect to Relief Act Interest Shortfalls or Prepayment Interest Shortfalls in excess of their respective obligations under Section 3.24.

         By 1:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Payment Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future payment (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future payment have been, as permitted by this Section 4.01, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future payment and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Payment Amount for the related Payment Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be paid to the Classes of Noteholders pursuant to Section 3.26 of the Indenture on such Payment Date if such amounts held for future payments had not been so used to make P&I Advances. The Indenture Trustee will provide notice to the Master Servicer by telecopy by the close of business on the Business Day prior to the Payment Date (so long as the Indenture Trustee receives the required remittance from the Master Servicer) in the event that the amount remitted by the Master Servicer to the Indenture Trustee on such date is less than the amount required to be remitted by the Master Servicer as set forth in the Remittance Report for the related Payment Date.

         (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Servicing Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Estate pursuant to any applicable provision of this Servicing Agreement, except as otherwise provided in this Section.

         (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Indenture Trustee.

         Section 4.02. EXCHANGE ACT REPORTING.

         (a) The Indenture Trustee and the Master Servicer shall reasonably cooperate with the Issuer and the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Indenture Trustee shall prepare on behalf of the Trust any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Indenture Trustee shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor or the Issuer (or such other entity).

         (b) Within 15 days after each Distribution Date, the Indenture Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D (which shall, if applicable, provide the information required by each of the items set forth in Part II thereof) with a copy of the monthly statement to be furnished by the Indenture Trustee to the Noteholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as an exhibit thereto; provided that the Indenture Trustee shall have received no later than 10 days prior to the date such Distribution Report on Form 10-D is required to be filed, the following information:

                  (A) Notice of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time from the Master Servicer;

                  (B) Notice of any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes, such as Mortgage Loan substitutions and repurchases, and cash flows available for future purchases, if applicable, from the Depositor, the Seller or Master Servicer;

                  (C) A brief description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Master Servicer or of which any property of the foregoing is the subject, that is material to Noteholders from each of the Depositor, the Seller and the Master Servicer if applicable;

                  (D) The information required by Item 2 of Part II of Form 10-Q regarding any sale of securities that are either backed by the same asset pool or are otherwise issued by the issuer, regardless of whether the transaction was registered under the Securities Act of 1933 during the period covered by the report from the Depositor;

                  (E) The information required by Item 3 of Part II of Form 10-Q with respect to defaults upon the senior securities during the period covered by the report, from the Depositor;

                  (F) Any information required to be disclosed in a report on Form 8-K during the period covered by the report on the Form 10-D, but not reported, whether or not otherwise required by the Form 10-D from the Depositor and the Master Servicer; and

                  (G) Any exhibits to the Form 10-D from the Depositor.

                  (ii) The Indenture Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Master Servicer shall have timely notified the Indenture Trustee of an item reportable on a Current Report on Form 8-K and shall have delivered to the Indenture Trustee no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report with respect to:

                  (A) Any entry into a material definitive agreement, any termination of a material definitive agreement and any bankruptcy or receivership of the Depositor, the Seller or the Master Servicer (including any servicer that does not sign this Agreement and any Sub-Servicer that signs a Sub-Servicing agreement) from the Depositor, the Seller or the Master Servicers as applicable;

                  (B) Any material modification to the rights of Noteholders, amendments of the articles of incorporation or bylaws or a change of the fiscal year of any transaction party from each of the Depositor, the Seller or the Master Servicer as applicable; and

                  (C) Any Securities Act update provided by the Depositor.

         (iii) Prior to January 30th in each year commencing in 2007, the Indenture Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Master Servicer shall provide the Indenture Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Master Servicer pursuant to Sections 3.20 and 3.21. Prior to
(x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Indenture Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21 and a certification in the form attached hereto as Exhibit R-1 (the "Depositor Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. The Depositor, the Seller and the Master Servicers shall provide the Indenture Trustee with the following information, as applicable, no later than March 15th of each calendar year prior to the filing deadline for the Form 10-K:

                  (A) Any exhibits or financial statement schedules required by
         Item 15 of Form 10-K from each of the Depositor, the Seller and the Master Servicer;

                  (B) A description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Master Servicer or of which any property of the foregoing is the subject, that is material to Noteholders from each of the Depositor, the Seller and the Master Servicer, if applicable;

                  (C) A description of any affiliations between the transaction parties pursuant to Item 1119 of Regulation AB from the Depositor; and

                  (D) The Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21.

         (c) The Depositor hereby grants to the Indenture Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture Trustee shall have no responsibility to file any items other than those specified in this Section 4.02; provided, however, the Indenture Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Indenture Trustee under the Exchange Act shall be sent to the Depositor electronically or at the addressed set forth in
Section 11.05. Fees and expenses incurred by the Indenture Trustee in connection with this Section 4.02 shall not be reimbursable from the Trust Fund.

         (d) The Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit R-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Indenture Trustee 's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Indenture Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

         The Indenture Trustee shall subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon third party claims relating to information included in any Form 10-K provided by the Indenture Trustee other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs arising out of third party claims relating to information contained in the Depositor Certification, the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21. In addition, the Indenture Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee's obligations under this Section
4.02 or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Indenture Trustee, in connection with a breach of the Indenture Trustee's obligations under this
Section 4.02 or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Indenture Trustee on the other.

         (e) Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Indenture Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Indenture Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 4.02(b) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Indenture Trustee of any obligation under this Agreement.

         (f) Upon any filing with the Securities and Exchange Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

         (g) Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

         (h) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Indenture Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.22(b). Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

         (i) Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and this Section 4.02 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the 1934 Act (17 C.F.R. ss.ss. 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties' obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

         (j) Each Form 8-K shall be filed by the Indenture Trustee within 15 days after each Payment Date, with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Indenture Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.20 and the accountant's report described under Section 3.21, in each case to the extent they have been timely delivered to the Indenture Trustee. If they are not so timely delivered, the Indenture Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit C-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

         (k) In addition, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit C-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of the Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Indenture Trustee's certification shall be delivered to the Depositor by no later than March 19th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Indenture Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

         In addition, the Indenture Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee's obligations under this Section 4.02(c) or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Indenture Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this Section 4.02 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Indenture Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.02 with respect to the Depositor or Section 4.02(c) with respect to the Indenture Trustee or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Indenture Trustee on the other.

         (l) Upon any filing with the Securities and Exchange Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

         (m) Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

         (n) To the extent that, following the Closing Date, the Depositor certifies to the Indenture Trustee that reports and certifications differing from those required under this Section 4.02 comply with the reporting requirements under the Exchange Act, the Indenture Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 4.02 (in accordance with Section 7.01) in order to comply with such amended reporting requirements and such amendment of this Section 4.02. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its rights, protections, obligations and immunities under this Servicing Agreement.

                                   ARTICLE V

                               THE MASTER SERVICER

         Section 5.01. LIABILITY OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

         Section 5.02. MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE OBLIGATIONS OF THE MASTER SERVICER. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Master Servicer will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Servicing Agreement.

         The Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and PROVIDED, FURTHER, that each Rating Agency's rating of the Notes in effect immediately prior to such merger or consolidation will not be qualified, reduced, or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         Section 5.03. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. None of the Master Servicer or any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Issuer, the Depositor, the Owner Trustee, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Notes, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Servicing Agreement; provided, however, that the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Servicing Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Noteholders to receive any amount in the Collection Account.

         Section 5.04. MASTER SERVICER NOT TO RESIGN. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Indenture Trustee. No resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Servicing Agreement.

         Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Servicing Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

         Section 5.05. DELEGATION OF DUTIES. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04.

         Section 5.06. RIGHTS OF THE ISSUER IN RESPECT OF THE MASTER SERVICER. The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Issuer and the Indenture Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Issuer and the Indenture Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Servicing Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Issuer and the Indenture Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to the Basic Documents or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Indenture Trustee or the Trust Estate, and in any case, the Issuer or the Indenture Trustee as the case may be, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer or the Master Servicer, (iv) disclosure as required pursuant to this Servicing Agreement or
(v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Basic Documents approved in advance by the Issuer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that the Indenture Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Issuer may, but is not obligated to, enforce the obligations of the Master Servicer under this Servicing Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Servicing Agreement or exercise the rights of the Master Servicer under this Servicing Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Servicing Agreement by virtue of such performance by the Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Servicing Agreement or otherwise.

         Section 5.07. INDEMNIFICATION. (a) The Master Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without negligence (gross negligence in the case of the Owner Trustee) or willful misconduct on its part, arising out of, or in connection with, the failure by the Master Servicer to perform its duties in compliance with this Servicing Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document, provided that:

                  (i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Master Servicer written notice thereof as soon as practicable after a Responsible Officer of the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof, it being understood that failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder;

                  (ii) while maintaining control over its own defense, the Depositor, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Master Servicer, which consent shall not be unreasonably withheld.

         To the extent that the Indenture Trustee is not indemnified by the Master Servicer hereunder, it shall be indemnified by the Issuer pursuant to
Section 6.07 of the Indenture.

         (b) The Master Servicer agrees to indemnify the Indemnified Parties for, and to hold the Indemnified Parties, harmless against, any Expenses which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, any other Basic Document, the Trust Estate, the administration of the Trust Estate or the action or inaction of such Indemnified Party, except to the extent such Expense is (i) caused by such Indemnified Party's own willful misconduct, gross negligence or bad faith or grossly negligent failure to act or (ii) incurred as a result of the inaccuracy of any representation or warranty contained in Section 6.03 of the Trust Agreement expressly made by the Owner Trustee, solely with respect to the Owner Trustee.

         (c) No termination of this Servicing Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee shall affect the obligations created by this Section 5.06 of the Master Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein. This section shall survive the termination of this Servicing Agreement and the resignation or removal of the Master Servicer. Any amounts to be paid by the Master Servicer pursuant to this Subsection may not be paid from the Trust Estate.

                                   ARTICLE VI

                                     DEFAULT

         Section 6.01. MASTER SERVICER EVENTS OF DEFAULT.

         (a) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Indenture Trustee for payment to the Noteholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Notes and this Servicing Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of not less than [__]% of the aggregate Note Balances of the Notes; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Servicing Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.01, which continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Indenture Trustee or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

                  (vii) any failure of the Master Servicer to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

         If a Master Servicer Event of Default described in clauses (i) through
(vi) of this Section shall occur, then, and in each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, the Depositor or the Indenture Trustee may, and at the written direction of the Holders of Notes entitled to at least [__]% of Voting Rights, the Indenture Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vii) hereof shall occur, the Indenture Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof and the Indenture Trustee or a successor Master Servicer appointed in accordance with Section 6.02, shall immediately make such P&I Advance and assume, pursuant to Section 6.02, the duties of a successor Master Servicer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Servicing Agreement, whether with respect to the Notes (other than as a Holder of any Note) or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section, and, without limitation, the Indenture Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Indenture Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Servicing Agreement, and to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Servicing Agreement, including, without limitation, the transfer within one Business Day to the Indenture Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Payment Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Servicing Agreement on or prior to the date of such termination, whether in respect of P&I Advances, Servicing Advances or otherwise, and shall continue to be entitled to the benefits of Section 5.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 6.01, the Indenture Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by a Responsible Officer of the Indenture Trustee and such notice references the Notes, the Trust Estate or this Servicing Agreement.

         Section 6.02. INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         (a)(1) On and after the time the Master Servicer receives a notice of termination, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Servicing Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Indenture Trustee (except for any representations or warranties of the Master Servicer under this Servicing Agreement, the responsibilities, duties and liabilities contained in Section 2.01 and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 4.01; provided, however, that if the Indenture Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Indenture Trustee shall not be obligated to make P&I Advances pursuant to
Section 4.01; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 6.01 shall not be considered a default by the Indenture Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Indenture Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section 6.02(a)(2) below, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Notes entitled to at least [__]% of the Voting Rights so request in writing to the Indenture Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $[__________], as the successor to the Master Servicer under this Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Servicing Agreement.

         The Indenture Trustee or other successor master servicer shall be entitled to be reimbursed by the Master Servicer (or by the Trust Estate if the Master Servicer is unable to fulfill its obligations hereunder or if the Indenture Trustee is acting as successor Master Servicer) for all reasonable out-of-pocket costs (such expenses of the Indenture Trustee to be documented by the Indenture Trustee to the extent possible) associated with the transfer of servicing from the predecessor master servicer, including without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively.

         (2) No appointment of a successor to the Master Servicer under this Servicing Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Servicing Agreement, the Indenture Trustee shall act in such capacity as hereinabove provided.

         Section 6.03. NOTIFICATION TO NOTEHOLDERS.

         (a) Upon any termination of the Master Servicer pursuant to Section
6.01 above or any appointment of a successor to the Master Servicer pursuant to
Section 6.02 above, the Indenture Trustee shall give prompt written notice thereof to the Owner Trustee, the Depositor and Noteholders at their respective addresses appearing in the Note Register.

         (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to all Holders of Notes notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

         Section 6.04. WAIVER OF MASTER SERVICER EVENTS OF DEFAULT.

         The Holders representing at least [__]% of the Voting Rights evidenced by all Classes of Notes affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section 6.01 may be waived only by all of the Holders of the Notes. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.01. AMENDMENT. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Notes or the rating then assigned to the Notes, and the consent of the Indenture Trustee.

         Section 7.02. GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7.03. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if when delivered to:

         (a) in the case of the Master Servicer:

                  [_________________________]
                  [_________________________]
                  [_________________________]
                  Attention: [__________]

         (b) in the case of Rating Agencies:

                  [Moody's Investors Service, Inc.
                  4th Floor
                  99 Church Street
                  New York, New York 10007
                  Attention: Residential Mortgage Monitoring Unit]

                  [Standard & Poor's, a division of
                     The McGraw-Hill Companies, Inc.
                  55 Water Street - 41st Floor
                  New York, New York 10041
                  Attention: Asset Backed Surveillance Group]

                  [Fitch Inc.
                  One State Street Plaza
                  New York, New York 10004]

                  [Dominion Bond Rating Services, Inc.
                  55 Broadway, 15th Floor
                  New York, New York 10006]

         (c) in the case of the Owner Trustee, the Corporate Trust Office:

                  [_________________________]
                  [_________________________]
                  [_________________________]
                  [_________________________]
                  Attention: [________________]

         (d) in the case of the Issuer, to Park Place Securities Trust 200_-_:

                  c/o Park Place Securities, Inc.
                  1100 Town & Country Road, Suite 1100
                  Orange, California 92868
                  Attention: Capital Markets
                  Telecopy: (714) 245-0198

         (e) in the case of the Indenture Trustee:

                  [_________________________]
                  [_________________________]
                  [_________________________]
                  Attention: [________________]

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

         Section 7.04. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Notes or the rights of the Noteholders thereof.

         Section 7.05. THIRD-PARTY BENEFICIARIES. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Servicing Agreement.

         Section 7.06. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 7.07. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 7.08. TERMINATION. The respective obligations and responsibilities of the Master Servicer and the Issuer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to
Section 4.10 thereof.

         Section 7.09. NO PETITION. The Master Servicer, by entering into this Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the termination of this Servicing Agreement by one year.

         Section 7.10. NO RECOURSE. The Master Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Servicing Agreement.

         Section 7.11. INDENTURE TRUSTEE RIGHTS. The Indenture Trustee shall be entitled to the same rights, protections, indemnities and immunities afforded to it under the Indenture as if specifically set forth herein.

         Section 7.12. COMPLIANCE. In order to comply with its duties under the U.S.A. Patriot Act, the Indenture Trustee shall obtain and verify certain information and documentation from the Master Servicer hereto, including but not limited to such Master Servicer's name, address, and other identifying information.

                                  ARTICLE VIII

                  DUTIES OF THE MASTERSERVICER AS ADMINISTRATOR

         Section 8.01. ADMINISTRATIVE DUTIES.

         (a) DUTIES WITH RESPECT TO THE INDENTURE. The Administrator shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Administrator shall consult with the Owner Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Indenture. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

         (b) DUTIES WITH RESPECT TO THE ISSUER.

                  (i) In addition to the duties of the Administrator set forth in this Servicing Agreement or any of the Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Servicing Agreement or any of the Basic Documents or under state and federal tax and securities laws (including, but not limited to, UCC filings in applicable jurisdictions and annual compliance certificates, if any), and at the request of the Owner Trustee or the Indenture Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Servicing Agreement or any of the Basic Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Notes (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Indenture Trustee or the Owner Trustee.

                  (ii) Notwithstanding anything in this Servicing Agreement or any of the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee and Certificate Paying Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.03 of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Certificate Paying Agent pursuant to such provision.

                  (iii) In carrying out the foregoing duties or any of its other obligations under this Servicing Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer in any material respect than with terms made available to unrelated third parties.

         (c) TAX MATTERS. The Administrator shall prepare, on behalf of the Owner Trustee, financial statements and such annual or other reports of the Issuer as are necessary for the preparation by the Indenture Trustee of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including, without limitation, Form 1099.

         (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                  (A) the amendment of or any supplement to the Indenture;

                  (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                  (C) the amendment, change or modification of this Servicing Agreement or any of the Basic Documents to which the Indenture Trustee or the Owner Trustee, as applicable, is a party;

                  (D) the appointment of successor Certificate Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (E) the removal of the Indenture Trustee.

                  (e) MASTER SERVICER SHALL ACT AS ADMINISTRATOR. By execution of this Agreement, the Master Servicer agrees to be bound as Administrator and shall perform the obligations of the Administrator as described herein.

         Section 8.02. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed under this Servicing Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee and the Owner Trustee at any time during normal business hours.

         Section 8.03. ADDITIONAL INFORMATION TO BE FURNISHED. The Administrator shall furnish to the Issuer, the Indenture Trustee and the Owner Trustee from time to time such additional information regarding the Mortgage Loans and the Notes as the Issuer, the Indenture Trustee or the Owner Trustee shall reasonably request.

         Section 8.04. NO RECOURSE TO OWNER TRUSTEE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by [_____], not individually or personally, but solely as Owner Trustee of Park Place Securities Trust 200_-_, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [_____] but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability of [_____], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall [_____] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

         IN WITNESS WHEREOF, the Master Servicer, the Issuer and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                          [_________________________],
                                          as Master Servicer


                                          By:___________________________________
                                          Name:
                                          Title:


                                          PARK PLACE SECURITIES TRUST 200_-_,
                                          as Issuer

                                          By: [____________], not in its
                                              individual capacity, but solely as
                                              Owner Trustee


                                              By:_______________________________
                                              Name:
                                              Title:


                                          [_________________________],
                                          as Indenture Trustee


                                          By:___________________________________
                                          Name:
                                          Title:



                                          By:___________________________________
                                          Name:
                                          Title:

                                   EXHIBIT A

                             MORTGAGE LOAN SCHEDULE
                                (Filed Manually)


(In accordance with Rule 202 of Regulation S-T, this Mortgage Loan Schedule is being filed in paper pursuant to a continuing hardship exemption.)

                                   EXHIBIT B

                           FORM OF REQUEST FOR RELEASE
                             (for Indenture Trustee)


LOAN INFORMATION

        Name of Mortgagor:           ______________________________

        Master Servicer
        Loan No.:                    ______________________________

INDENTURE TRUSTEE

        Name:                        ______________________________

        Address:                     ______________________________
                                     ______________________________

        Trustee Mortgage
        File No.:                    ______________________________

ISSUER

Name:                                PARK PLACE SECURITIES TRUST 200_-_

Address:                             ______________________________

Certificates:                        Asset-Backed Notes, Series 200_-_.

         The undersigned Master Servicer hereby acknowledges that it has received from [_________________________], as Indenture Trustee for the Holders of Asset-Backed Notes, Series 200_-_, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Servicing Agreement, dated as of [_____________], among the Indenture Trustee, the Issuer and the Master Servicer (the "Servicing Agreement").

(  )     Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Indenture Trustee.

(  )     Mortgage recorded on _________________________ as instrument no.
         ____________________ in the County Recorder's Office of the County of
         _______________, State of __________________ in
         book/reel/docket_________________ of official records at page/image
         _____________.

(  )     Deed of Trust recorded on ___________________ as instrument no.
         ________________ in the County Recorder's Office of the County of
         _________________, State of ____________________ in book/reel/docket
         _________________ of official records at page/image ______________.

(  )     Assignment of Mortgage or Deed of Trust to the Indenture Trustee,
         recorded on __________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ____________.

(  )     Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(  )     ___________________________________

(  )     ___________________________________

(  )     ___________________________________

(  )     ___________________________________

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

         (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Indenture Trustee, solely for the purposes provided in the Servicing Agreement.

         (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

         (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Indenture Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Servicing Agreement.

         (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Indenture Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:
                                          [_________________________]


                                          By:___________________________________
                                          Name:
                                          Title:

                                   EXHIBIT C-1

      FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K


                                  Certification

         1. I have reviewed this annual report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [ISSUING ENTITY] (the "Exchange Act Periodic Reports");

         2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

         4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB and except as disclosed in the Exchange Act Periodic Reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and

         5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

         In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
[_________________________].

                                          PARK PLACE SECURITIES, INC.


                                          By:___________________________________
                                          Name:
                                          Title:
                                          Date:

                                   EXHIBIT C-2

                           FORM OF CERTIFICATION TO BE
               PROVIDED TO THE DEPOSITOR BY THE INDENTURE TRUSTEE


         Re: Park Place Securities Trust 200_-_ (the "Trust" or the "Issuer")
             Asset-Backed Notes, Series 200_-_

         I, [identify the certifying individual], a [title] of [_________________________], as Indenture Trustee, hereby certify to Park Place Securities, Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         1. I have reviewed this annual report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [ISSUING ENTITY] (the "Exchange Act Periodic Reports");

         2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

         3. Based on my knowledge, the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports.

         Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated [_____________] (the "Indenture"), between Park Place Securities Trust 200_-_, as issuer, and [_________________________], as indenture trustee.

                                          [_________________________], as
                                          Indenture Trustee


                                          By:___________________________________
                                          Name:
                                          Title:
                                          Date:

                                    EXHIBIT D

                              OFFICER'S CERTIFICATE
                    REGARDING ANNUAL STATEMENT OF COMPLIANCE


___________________ Trust, Series 200_-___
_______________ Asset-Backed Notes

         I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the "Master
Servicer"), and further certify as follows:

         1. This certification is being made pursuant to the terms of the Servicing Agreement, dated as of ____________, _____ (the "Servicing Agreement"), among _____________________, as issuer, the Master Servicer, as master servicer and ________________, as indenture trustee.

         2. I have reviewed the activities of the Master Servicer during the preceding year and the Master Servicer's performance under the Servicing Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Servicing Agreement throughout the year.

         Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

Dated: _________________

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
_____________.



                                          By:___________________________________
                                          Name:
                                          Title:



         I, _________________________, a (an) __________________ of the [Master
Servicer], hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the [Master Servicer] and that the signature appearing above is his/her genuine signature.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
______________.



                                          By:___________________________________
                                          Name:
                                          Title: